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                                                                 EXHIBIT  10.49


                              INDEMNITY ESCROW AGREEMENT

     INDEMNITY ESCROW AGREEMENT dated as of September __, 1997 by and between MicroTel International Inc. ("MicroTel"), CXR Telcom Corporation ("CXR"), Mike
B. Peterson, Steve T. Robbins and Eric Bergstrom (collectively the "Selling Shareholders") and Gallagher, Briody & Butler as escrow agent (the "Escrow Agent").

                                 W I T N E S S E T H:

     WHEREAS, MicroTel, CXR, Critical Communications, Inc. ("Critical") and the Selling Shareholders are parties to a Share Exchange Agreement dated as of September __, 1997 (the "Share Exchange Agreement") pursuant to which CXR has acquired from the Selling Shareholders all of the outstanding shares of Critical for a purchase price (the "Purchase Price") consisting of shares of common stock of MicroTel, 100,000 of which are subject to this Escrow Agreement (the "Shares"), and

     WHEREAS, the Selling Shareholders have agreed to deliver this Escrow Agreement as security for the indemnification obligations of the Selling Shareholders under the Share Exchange Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and intending to be legally bound hereby agree as follows:

     1. All terms used herein and not defined herein shall have the meaning set forth in the Share Exchange Agreement.

     2. On the date hereof the Selling Shareholders shall deliver to the Escrow Agent certificates for the 100,000 Shares, in negotiable form, with separate stock transfer powers duly endorsed in blank (the "Escrowed Shares").

     3. The Escrow Agent agrees to hold the Escrowed Shares and deliver the Escrowed Shares to the Selling Shareholders or to MicroTel in accordance with the provisions of this Escrow Agreement.

     4. (a) In the event the Selling Shareholders and MicroTel agree in writing that MicroTel shall be entitled to indemnification from the Selling Shareholders under Section 6 of the Share Exchange Agreement then the Escrow Agent shall deliver to MicroTel Escrowed Shares equal in value to the amount of MicroTel's claim, with each Escrowed Share having a value of $2.00 for purposes of this section.

          (b) The Escrow Agent shall deliver the Escrowed Shares to MicroTel as set forth above only in the event the Selling Shareholders and MicroTel agree in writing that the amount of the indemnification shall be finally deemed to be a liability of the Selling Shareholders pursuant to the terms of
Section 6 of the Share Exchange Agreement.



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     5.   The Escrowed Shares which shall not have been delivered to MicroTel under Section 4 of this Agreement, or which Purchaser has not made a claim upon in writing to the Escrow Agent, shall be delivered by the Escrow Agent to the Selling Shareholders on September __, 1998.

     6. All cash dividends payable on the Escrowed Shares shall be paid to the Selling Shareholders. The Selling Shareholders shall be entitled to vote the Escrowed Shares for all valid purposes for which such Shares are entitled to vote. There shall be added to the Escrowed Shares stock dividends, stock splits or distributions of stock of other companies with respect to the Escrowed Shares.

     7. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

          (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine.

          (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except its own negligence or misconduct.

          (c) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

     8. The Escrow Agent shall be entitled to reasonable compensation for its services hereunder, including reimbursement for reasonable counsel fees and other out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder. The compensation so payable shall be paid by MicroTel unless incurred as a result of a controversy between the Purchaser and the Seller in which case such compensation shall be borne equally by MicroTel and the Selling Shareholders.

     9. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

     10. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this


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Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties hereto.

     11. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, to the address set forth in the Share Exchange Agreement or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

     12. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HEREBY AGREE THAT ANY PROCEEDING WITH RESPECT TO ENFORCEMENT OF THIS AGREEMENT SHALL BE IN CALIFORNIA.

     13. The covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto.

     14. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     15. Should any litigation or arbitration proceeding be commenced between the parties to this Agreement concerning this Agreement, any provisions of this Agreement, or the rights and obligations of either in relation thereto, or the performance hereof, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for that party's attorney's fees in said proceeding.


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     IN WITNESS WHEREOF, this Indemnity Escrow Agreement has been executed as of the day and year first above written.

                              MICROTEL INTERNATIONAL, INC.



                              By: /s/ Carmine T. Oliva
                                  --------------------------------
                                  Carmine T. Oliva, Chairman,
                                  President and Chief Executive
                                  Officer


                              CXR TELCOM CORPORATION


                              By: /s/ Henry A. Mourad
                                  --------------------------------
                                  Henry A. Mourad, President


                              By: /s/ Mike B. Peterson
                                  --------------------------------
                                  Mike B. Peterson


                              By: /s/ Steve T. Robbins
                                  --------------------------------
                                  Steve T. Robbins


                              By: /s/ Eric Bergstrom
                                  --------------------------------
                                  Eric Bergstrom


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